Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 of Trans American Aquaculture, Inc. of our report dated July 31, 2023, relating to our audits of the December 31, 2022 and 2021 financial statements of Trans American Aquaculture, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Burton McCumber & Longoria, L.L.P.

Burton McCumber & Longoria, L.L.P.

Brownsville, Texas

August 18, 2023